UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 18, 2026

Datavault AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38608	30-1135279
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square, 2005 Market Street, Suite 2400, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(408)-627-4716

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Datavault AI Inc., (the “Company”), DVLT Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and NYIAX, Inc. (“NYIAX”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated March 18, 2026. Pursuant to the provisions of the Merger Agreement, on the closing date (the “Closing Date”), (i) Merger Sub will merge with and into NYIAX (the “Merger”), the separate corporate existence of Merger Sub will cease and NYIAX will continue as the surviving company and a wholly owned subsidiary of the Company, and (ii) the Company will pay to NYIAX equity holders aggregate consideration (“Merger Consideration”) of 78,947,368 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the stockholders of NYIAX (the “Merger Partner Stockholders”), (i) each outstanding share of NYIAX’s common stock, par value $0.0001 per share (the “NYIAX Common Stock”), other than any shares of NYIAX Common Stock held in the treasury of NYIAX will be converted into the right to receive (i) a number of shares of Common Stock equal to the Exchange Ratio (as defined in ther Merger Agreement), or (ii) each share of NYIAX Common Stock held immediately prior to the Effective Time by a Merger Partner Stockholder that is an Unaccredited Investor (as defined in the Merger Agreement) will be converted into the right to receive the unaccredited investor cash consideration, which will be the higher of (i) price per share equal to the VWAP (as defined in the Merger Agreement) of the Common Stock for the five (5) consecutive Trading Days (as defined in the Merger Agreement) ending on the Trading Day immediately preceding the date of the Merger Agreement, or (ii) price per share equal to the VWAP of the Common Stock for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the Closing Date.

Pursuant to the Merger Agreement, if the Company effects or announces an intent to effect a reverse stock split of the Common Stock at any time within one hundred twenty (120) days following the date of the Merger Agreement, then the Company will issue to the Merger Partner Stockholders, on a pro rata basis in accordance with their respective entitlements to the Merger Consideration, an aggregate of 10,000,000 duly authorized, validly issued, fully paid and nonassessable additional shares of Common Stock.

Pursuant to the terms of the Merger Agreement, the Company has also agreed to appoint two new members to the board of directors of the Company (the “Board”), nominated by NYIAX and subject to such nominees being acceptable to the Company, effective as of the Closing Date.

The Merger Agreement contains representations and warranties from both the Company and Merger Sub, on the one hand, and NYIAX, on the other hand, customary for a transaction of this nature. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of NYIAX and the Company between the date of the Merger Agreement and Effective Time. The completion of the Merger will also be subject to closing conditions, customary for a transaction of this nature. NYIAX will be subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and continue or participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances and subject to other terms and conditions in the Merger Agreement, to provide information to, and continue or participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the board of directors of NYIAX (the “NYIAX Board”) (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal, and the NYIAX Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such actions could reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law.

Pursuant to the Merger Agreement if, at any time during the period beginning on the Closing Date and ending on the date that is twelve (12) months following the Closing Date, the Surviving Corporation (as defined in the Merger Agreement), or the Company, executed and announced a definitive commercial, strategic, joint venture, licensing, partnership, or other bona fide revenue-generating or value-enhancing agreement with a trading market (a “Trading Market Transaction”), approved by the Board, then the Company shall issue to the Merger Partner Stockholders, on a pro rata basis in accordance with their respective ownership immediately prior to the Effective Time, an aggregate of 13,000,000 duly authorized, validly issued, fully paid and nonassessable restricted shares of Common Stock (the “Earn-Out Shares”). In lieu thereof, each Unaccredited Investor shall be entitled to receive, with respect to each share of NYIAX Common Stock held immediately prior to the Effective Time, a cash payment equal to the higher of (i) price per share equal to the VWAP of the Common Stock for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the Closing Date, or (ii) price per share equal to the VWAP of the Common Stock for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the execution and announcement of Trading Market Transaction, without interest and subject to applicable tax withholding.

From the closing and for a period of twelve (12) months thereafter, NYIAX has agreed to a special indemnity, pursuant to which NYIAX will indemnify, defend and hold harmless the Company, the Surviving Corporation from and against any and all Losses (as defined in the Merger Agreement) arising out of, relating to, or resulting from certain specific, enumerated claims, actions, suits, proceedings, investigations or demands against NYIAX set forth in the Merger Agreement, including any continuation, amendment, extension or escalation thereof. Any and all Losses for which indemnification is required under the Merger Agreement will be satisfied solely by a reduction in the number of Trading Market Transaction earn-out shares otherwise issuable to the Merger Partner Stockholders pursuant to Merger Agreement. In no event shall the aggregate number of Trading Market Transaction earn-out shares subject to reduction pursuant to the Merger Agreement exceed 5,000,000 shares of Common Stock.

Pursuant to the Merger Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (or, if the Company is not then eligible to use Form S-3, on Form S-1) (the “Resale Registration Statement”), within thirty (30) calendar days following the Closing Date, covering the resale of all shares of Common Stock issued to Merger Partner Stockholders as Merger Consideration pursuant to Merger Agreement. The Company shall use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC as promptly as practicable after filing, and in no event later than the earlier of (i) sixty (60) calendar days following the Closing Date (or ninety (90) calendar days if the SEC reviews the Resale Registration Statement), and (ii) the fifth (5th) business day after the Company is notified by the SEC that the Resale Registration Statement will not be reviewed or is no longer subject to further review. The Earn-Out Shares will have similar registration rights upon issuance of such shares.

The Merger Agreement contains customary termination rights for both the Company and Merger Sub, on the one hand, and NYIAX, on the other hand, including, among others, for failure to consummate the Merger within 90 days from the signing of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Merger Consideration have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Merger Consideration has not been registered under the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The securities will be issued and were issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act, and Rule 506 promulgated under Regulation D of the Securities Act.

Item 8.01 Other Events.

On March 19, 2026, the Company issued a press release (the “Press Release”) announcing the signing of the Merger Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of March 18, 2026, by and among Datavault AI Inc., NYIAX, Inc. and DVLT Merger Sub Inc.
99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2026	DATAVAULT AI INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer